PLAN OF REORGANIZATION AND ACQUISITION

                     Pursuant to Section 26B of Chapter 172
                      of the General Laws of Massachusetts


      This Plan of Reorganization and Acquisition (the "Plan") is dated as of October 15, 1996 and made between Abington Savings Bank, a Massachusetts savings bank (the "Bank"), and Abington Bancorp, Inc., a Massachusetts corporation (the "Holding Company").

      The Bank is a stock savings bank, duly organized and validly existing under the laws of The Commonwealth of Massachusetts, with its principal office at 538 Bedford Street, Abington, Massachusetts 02351. The authorized capital stock of the Bank consists of (1) 7,000,000 shares of common stock, par value $.10 per share (the "Bank Common Stock"), of which 1,886,738 shares are issued and outstanding as of the date hereof and 206,262 shares are reserved for issuance under the Stock Option Plan of the Bank, and (2) 3,000,000 shares of preferred stock, par value $.10 per share, none of which are issued and outstanding as of the date hereof.

      The Holding Company is a corporation, duly organized and validly existing under the laws of Massachusetts, with its principal office at 538 Bedford Street, Abington, Massachusetts 02351. The authorized capital stock of the Holding Company consists of 12,000,000 shares of common stock, par value $.10 per share (the "Holding Company Common Stock"), of which 100 shares are issued and outstanding as of the date hereof, all of which are held by the Bank, and 3,000,000 shares of preferred stock, par value $.10 per share, none of which are issued and outstanding as of the date hereof.

      The Bank and the Holding Company have agreed that the Holding Company will acquire all of the issued and outstanding shares of Bank Common Stock in exchange for shares of Holding Company Common Stock pursuant to the provisions of Section 26B of Chapter 172 of the General Laws of Massachusetts and of this Plan. This Plan has been adopted and approved by a vote of a majority of all of the members of the Board of Directors of the Bank, and by a vote of a majority of all the members of the Board of Directors of the Holding Company. The officers of the Bank and of the Holding Company whose respective signatures appear below have been duly authorized to execute and deliver this Plan.

      NOW, THEREFORE, in consideration of the premises, the Bank and the Holding Company agree as follows:

SECTION 1.  Approval and Filing of Plan

      1.1. The Plan shall be submitted for approval by the holders of Bank Common Stock at a meeting to be called and held in accordance with the applicable provisions of law. Notice of such meeting shall be published at least once a week for two successive weeks in a newspaper of general circulation in the County of Plymouth, Commonwealth of Massachusetts. Both of said publications of notice of such meeting shall be at least fifteen days prior to the date of the meeting.

      1.2. Upon approval of the Plan by vote of the holders of two-thirds of the outstanding shares of Bank Common Stock as required by law, the Bank and the Holding Company shall submit the Plan to the Commissioner of Banks of The Commonwealth of Massachusetts (the "Bank Commissioner") for his approval and filing in accordance with the provisions of Section 26B of Chapter 172 of the General Laws of Massachusetts. The Plan shall be accompanied by such certificates of the respective officers of the Bank and the Holding Company as may be required by law and a written request from the Bank that the Plan not be deemed to be filed with the Bank Commissioner until such future time as the Bank Commissioner shall have received from the Bank and the Holding Company the written notice described in Subsection 2.1.

      1.3. If the requisite approval of the Plan is obtained at the meeting of holders of Bank Common Stock referred to in Subsection 1.1, thereafter and until the Effective Time, as hereafter defined, the Bank shall issue certificates for Bank Common Stock, whether upon transfer or otherwise, only if such certificates bear a legend, the form of which shall be approved by the Board of Directors of the Holding Company, indicating that the Plan has been approved and that shares of Bank Common Stock evidenced by such certificates are subject to the acquisition by the Holding Company pursuant to the Plan.

SECTION 2.  Definition of Effective Time

      2.1. The Plan shall become effective at 12:01 A.M. on the first business day following the date on which the Bank and the Holding Company file a written notice with the Bank Commissioner stating (i) that all the conditions precedent to the Plan becoming effective specified in Section 5 have been satisfied and
(ii) that the Plan has not been abandoned by the Bank or the Holding Company in accordance with the provisions of Section 6. Such time is hereafter called the "Effective Time".

SECTION 3.  Actions at the Effective Time

      3.1. At the Effective Time, the Holding Company shall, without any further action on its part or on the part of the holders of Bank Common Stock, automatically and by operation of law acquire and become the owner for all purposes of all of the then issued and outstanding shares of Bank Common Stock and shall be entitled to have issued to it by the Bank a certificate or certificates representing such shares. Thereafter, the Holding Company shall have full and exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

      3.2. At the Effective Time, the shares of Holding Company stock which are outstanding will be cancelled.

      3.3. At the Effective Time, the holders of the then issued and outstanding shares of Bank Common Stock shall, without any further action on their part or on the part of the Holding Company, automatically and by operation of law cease to own such shares and shall instead become owners of one share of Holding Company Common Stock for each share of Bank Common Stock held by them immediately prior to the Effective Time. Thereafter, such persons shall have full and exclusive power to vote such shares of Holding Company Common Stock, to receive dividends thereon, except as provided herein, and to exercise all rights of an owner thereof.

      3.4. At the Effective Time, all previously issued and outstanding certificates representing shares of Bank Common Stock (the "Old Certificates") shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each Old Certificate shall instead represent the ownership by the holder thereof of an equal number of shares of Holding Company Common Stock. No holder of an Old Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof.

      3.5. Notwithstanding any of the foregoing, any dissenting stockholder, as defined in Subsection 8.1, shall have such rights as are provided by Subsection
8.2 and by the laws of The Commonwealth of Massachusetts.

SECTION 4.  Actions After the Effective Time

      As soon as practicable and in any event not more than thirty days after the Effective Time:

      4.1. The Holding Company shall deliver to the transfer agent for the Bank and the Holding Company (the "Transfer Agent"), as agent for the then holders of the Old Certificates (other than Old Certificates representing shares of Bank Common Stock as to which dissenters rights shall have been exercised), a certificate or certificates for the aggregate number of shares of Holding Company Common Stock (the "New Certificates") to which said holders shall be entitled. Each such holder shall surrender his Old Certificate to the Transfer Agent and receive in exchange therefor a New Certificate for an equal number of shares of Holding Company Common Stock. Until so surrendered, each Old Certificate shall be deemed, for all corporate purposes, to evidence the ownership of the number of shares of common stock of the Holding Company which the holder thereof would be entitled to receive upon its surrender. Until so exchanged, each such holder's Old Certificate will continue to represent the same number of shares of Holding Company Common Stock, and such holder shall be entitled to all the rights of a holder of a New Certificate.

      4.2. The Holding Company shall publish, pursuant to applicable law, a notice to the holders of all Old Certificates, specifying the Effective Time of the Plan and notifying such holders to present their Old Certificates to the Transfer Agent for exchange. Such notice shall likewise be given by mail to such holders at their addresses on the Bank's records.

SECTION 5.  Conditions Precedent

      The Plan shall not become effective unless all of the following first shall have occurred:

      5.1. The Plan shall have been approved by a vote of two-thirds of the outstanding Bank Common Stock at a meeting of the holders of the Bank Common Stock held for such purpose.

      5.2. The Plan shall have been approved by the Bank Commissioner and a copy of the Plan with his approval endorsed thereon shall have been filed in his office, all as provided in Section 26B of Chapter 172 of the General Laws of Massachusetts.

      5.3. The acquisition of the Bank by the Holding Company shall have been reviewed without objection by any appropriate federal agency.

      5.4. The Bank shall have received a favorable opinion from its counsel, satisfactory in form and substance to the Bank, with respect to the federal income tax consequences of the Plan and the acquisition contemplated thereby.

      5.5. The Bank shall have received a favorable letter from its independent public accountants, satisfactory in form and substance to the Bank, with respect to the accounting treatment of the transaction.

      5.6. The shares of Holding Company Common Stock to be issued to the holders of Bank Common Stock pursuant to the Plan shall have been registered or shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state securities laws.

      5.7. The Bank and the Holding Company shall have obtained all other consents, permissions, opinions and approvals and taken all actions required by law or agreement, or deemed necessary by the Bank or the Holding Company, to enable the Holding Company to have and exercise all rights of ownership with respect to all of the outstanding shares of Bank Common Stock acquired by it under the Plan.

SECTION 6.  Abandonment of Plan

      6.1. The Plan may be abandoned by either the Bank or the Holding Company at any time before the Effective Time in the event that:

            (a) The number of shares of Bank Common Stock owned by Dissenting Stockholders, as defined in Section 8.1, shall make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of the Bank or the Holding Company;

            (b) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan which shall make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of the Bank or the Holding Company; or

            (c) For any other reason consummation of the acquisition contemplated by the Plan is inadvisable in the opinion of the Bank or the Holding Company.

      Such abandonment shall be effected by written notice by either the Bank or the Holding Company to the other of them, and shall be authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, the Plan shall be terminated and there shall be no liability hereunder or on account of such termination on the party of the Bank or the Holding Company or the Directors, officers, employees, agents or stockholders of either of them. In the event of abandonment of the Plan, the Bank shall pay the fees and expenses incurred by itself and the Holding Company in connection with the Plan and the proposed acquisition. If either party hereto gives written notice of termination to the other party pursuant to this section, the party giving such written notice shall simultaneously furnish a copy thereof to the Bank Commissioner.

SECTION 7.  Amendment of Plan

      7.1. The Plan may be amended or modified at any time by mutual agreement of the Boards of Directors of the Holding Company and the Bank (i) prior to the approval hereof by the stockholders of the Bank, in any respect, and (ii) subsequent to such approval, in any respect provided that the Bank Commissioner shall approve of such amendment or modification.

SECTION 8.  Rights of Dissenting Stockholders

      8.1. "Dissenting Stockholders" shall mean those holders of Bank Common Stock who file with the Bank before the taking of the vote on the Plan written objection to the Plan, pursuant to Chapter 156B of the General Laws of Massachusetts, stating that they intend to demand payment for their shares of Bank Common Stock if the Plan is consummated and whose shares are not voted in favor of the Plan.

      8.2. Dissenting Stockholders who comply with the provisions of Sections 86 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts and all other applicable provisions of law shall be entitled to receive from the Bank payment of the fair value of their shares of Bank Common Stock upon surrender by such holders of the certificates which previously represented shares of Bank Common Stock. Certificates so obtained by the Bank, upon payment of the fair value of such shares of provided by law, shall be cancelled. Shares of Holding Company Common Stock, to which Dissenting Stockholders would have been entitled had they not dissented, shall be deemed to constitute authorized but unissued shares of Holding Company Common Stock and may be sold or otherwise disposed of by the Holding Company at the discretion of, and on such terms as may be fixed by, its Board of Directors.

SECTION 9. Stock Options

      By consummation of the acquisition contemplated by the Plan, the Holding Company shall have approved its adoption of the existing Stock Option Plan of the Bank as the Stock Option Plan of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of Bank Common Stock pursuant to options currently outstanding under the existing Stock Option Plan of the Bank. As of the Effective Time, the unexercised portion of the options outstanding under the existing Stock Option Plan of the Bank shall be assumed by the Holding Company and thereafter shall be exercisable only for shares of Holding Company Common Stock, with each such option being exercisable for a number of shares of Holding Company Common Stock equal to the number of shares of Bank Common Stock that were available thereunder immediately prior to the Effective Time, and with no change in the option exercise price or any other term or condition of such option. The Holding Company and the Bank shall make appropriate amendments to the existing Stock Option Plan to reflect the adoption of the Plan as the Stock Option Plan of the Holding Company without adverse effect upon the options outstanding under the existing Stock Option Plan of the Bank.

SECTION 10. Governing Law

      The Plan shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

SECTION 11. Counterparts

      The Plan may be executed in several identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single instrument. In making proof of the Plan, it shall not be necessary to produce or account for more than one such counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization and Acquisition to be duly executed as of the date first set forth above and their corporate seals to be hereunto affixed.



Corporate Seal                           ABINGTON SAVINGS BANK

Attest:


/s/ Barbara M. Manning                   By: /s/ James P. McDonough
-------------------------------------    ---------------------------------------
    Clerk                                    James P. McDonough, President
                                             and Chief Executive Officer



Corporate Seal                           ABINGTON BANCORP, INC.

Attest:


/s/ Barbara M. Manning                   By: /s/ James P. McDonough
-------------------------------------    ---------------------------------------
    Clerk                                    James P. McDonough, President
                                             and Chief Executive Officer